UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Revised Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMVERSE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As previously disclosed, on May 30, 2012, Comverse Technology, Inc. (“CTI”) and Cadian Capital Management, LLC, Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC (collectively referred to as the “Cadian Group”) entered into an agreement (the “Settlement Agreement”) pursuant to which, among other things, Cadian Group terminated its solicitation for the election of its nominees as directors of CTI at the 2012 Annual Meeting currently scheduled for June 28, 2012. Pursuant to the Settlement Agreement, CTI will reimburse up to $300,000 of the reasonable, out-of-pocket documented expenses of the Cadian Group incurred since March 2012 in connection with Cadian Group’s solicitation. The Settlement Agreement was filed with the Securities and Exchange Commission by CTI as Exhibit 10.1 to its Form 8-K on May 31, 2012.